FOR FURTHER INFORMATION:                                          TRADED:  NYSE
                                                                  SYMBOL:  ELK
Richard J. Rosebery, Executive Vice President and Chief Financial Officer
(214) 851-0500

PRESS RELEASE
FOR IMMEDIATE RELEASE

            ELCOR REPORTS HIGHER FISCAL 1997 THIRD QUARTER SALES AND
              EARNINGS; ALSO EXPECTS HIGHER FOURTH QUARTER RESULTS

DALLAS, TEXAS, April 16, 1997. . . .Elcor Corporation announced today higher sales and earnings for the fiscal 1997 third quarter and nine months ending March 31, 1997, and said that it expects to report higher sales and earnings for its seasonally stronger fourth quarter ending June 30, 1997. Sales in this year's third quarter rose 14% to $57.1 million from $50.0 million in the year-ago quarter. Net income, in the third quarter, increased 13% to $2,612,000, or $.29 per share, from $2,321,000, or $.26 per share in the same quarter last year. Average shares outstanding were 8,908,000, up from 8,875,000 shares in the year-ago quarter.

For the nine months ending March 31, 1997, sales rose 20% to $172.3 million from $143.9 million last year. Net income increased 7% to $8,689,000, or $.98 per share, from $8,108,000, or $.92 per share for the same period last year.

Roy E. Campbell, Chairman and Chief Executive Officer, said, "Our Elk subsidiary reported continued growth in sales of its patented Enhanced High Definition(R) and Raised Profile(TM) Prestique(R) premium laminated fiberglass asphalt shingles during both the third quarter and first nine months. Two other subsidiaries, Chromium Corporation and Ortloff Engineers, also achieved sales well above the prior year's third quarter and nine months levels.

"Sharply higher operating profits for Elcor's Industrial Products sector, during this year's third quarter, largely offset lower operating profits in its Roofing Products sector caused primarily by higher freight rates and raw material costs and the costs of implementing a fourth shift operation at Elk's Tuscaloosa, Alabama plant to increase its production capacity.

"Elk's major new laminated fiberglass asphalt shingle manufacturing plant at Shafter, California, achieved significant improvements in operations and made a good contribution to operating profits during the third quarter. Elk's major new nonwoven fiberglass roofing mat plant at Ennis, Texas continued to make significant improvements in operating effectiveness during its start-up phase," he said.



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

PRESS RELEASE
Elcor Corporation Quarterly Results
April 16, 1997
Add One

FINANCIAL POSITION

Elcor's financial position remains strong. Cash flows from operating activities for the first nine months of $16.4 million fully covered $13.5 million of investments in property, plant and equipment and permitted us to reduce long-term debt by $3.1 million from $53 million at June 30, 1996 to $49.9 million at March 31, 1997. Shareholders' equity was $109.3 million; total capital was $159.2 million; long-term debt as a percent of total capital was 31.4%; and the current ratio was 2.9:1 at March 31, 1997.

OUTLOOK

Campbell said, "We expect that continuing strong demand for Elk's patented Enhanced High Definition and Raised Profile Prestique shingles will boost Roofing Products shipments and sales to record levels for fiscal 1997. At present, we also expect that increased earnings from both our Roofing Products and Industrial Products sectors should boost fourth quarter earnings well above last year's level and enable Elcor to achieve its prior forecast calling for fiscal 1997 earnings per share in the range of $1.30 to $1.50 per share, up from $1.16 per share in fiscal 1996.

"Longer term, the significant investments we have recently made to expand capacity should enable Elcor to achieve strong growth in sales and earnings over the next several years," he concluded.

SAFE HARBOR PROVISIONS

In accordance with the recently enacted safe harbor provisions of the securities law regarding forward-looking statements, in addition to historical information, the above discussion contains forward looking statements that involve risks and uncertainties. Elcor's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs and the time that it takes to bring the new Shafter, California and Ennis, Texas plants to consistently profitable operations, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including, but not limited to its Form 10-K for the fiscal year ended June 30, 1996, its Forms 10-Q for the quarters ending September 30, 1996 and December 31, 1996, and its Forms 8-K dated October 16, 1996, January 16, 1997, and April 16, 1997.

                                - - - - - - - -

Elcor, through its subsidiaries, manufactures roofing products and industrial products. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing products facilities are located in Tuscaloosa, Alabama; Shafter, California; Dallas and Ennis, Texas. Its industrial products facilities are located in Cleveland, Ohio; Dallas, Lufkin, and Midland, Texas.

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
PRESS RELEASE
Elcor Corporation Quarterly Results
April 16,1997
Add Two

CONDENSED RESULTS OF OPERATIONS
(Unaudited, $ in thousands)

                                             Third Quarter                                Trailing
                                          Three Months Ended    Nine Months Ended    Twelve Months Ended
                                               March 31,            March 31,             March 31,
                                           1997       1996       1997       1996       1997       1996
                                         --------   --------   --------   --------   --------   --------
SALES                                    $ 57,120   $ 50,048   $172,292   $143,938   $224,816   $190,733
                                         --------   --------   --------   --------   --------   --------

COSTS AND EXPENSES:
     Cost of sales                         45,347     38,875    135,113    108,696    175,497    143,230
     Selling, general & administrative      7,609      7,312     23,186     21,417     30,890     28,087
     Reduction in value of assets               0          0          0        558      1,037        558
     Interest expense, net                     34         61        247        105        325         98
                                         --------   --------   --------   --------   --------   --------
Total Costs and Expenses                   52,990     46,248    158,546    130,776    207,749    171,973
                                         --------   --------   --------   --------   --------   --------
INCOME BEFORE INCOME TAXES                  4,130      3,800     13,746     13,162     17,067     18,760
Provision for income taxes                  1,518      1,479      5,057      5,054      6,202      7,031
                                         --------   --------   --------   --------   --------   --------
NET INCOME                               $  2,612   $  2,321   $  8,689   $  8,108   $ 10,865   $ 11,729
                                         ========   ========   ========   ========   ========   ========
NET INCOME PER SHARE                     $   0.29   $   0.26   $   0.98   $   0.92   $   1.23   $   1.33
                                         ========   ========   ========   ========   ========   ========
AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING             8,908      8,875      8,848      8,852      8,854      8,845
                                         ========   ========   ========   ========   ========   ========

PRESS RELEASE
Elcor Corporation Quarterly Results
April 16,1997
Add Three

CONDENSED BALANCE SHEET
(Unaudited, $ in thousands)

                                                           March 31,
ASSETS                                                 1997        1996
                                                     --------   --------
Cash and cash equivalents                            $  2,802   $  2,708
Receivables, net                                       43,469     39,710
Inventories                                            24,026     22,216
Deferred income taxes                                   2,713      2,168
Prepaid expenses and other                              3,730      2,739
                                                     --------   --------
    Total Current Assets                               76,740     69,541

Property, plant and equipment net                     117,781    105,226
Net assets of discontinued operations                   2,052      7,175
Other assets                                            1,328      2,341
                                                     --------   --------
    Total Assets                                     $197,901   $184,283
                                                     ========   ========





                                                           March 31,
LIABILITIES AND SHAREHOLDER'S EQUITY                   1997       1996
                                                     --------   --------
Accounts payable & accrued liabilities               $ 26,673   $ 25,839
Current maturities on long-term debt                        0          0
                                                     --------   --------
    Total Current Liabilities                          26,673     25,839

Long-term debt, net                                    49,900     50,400
Deferred income taxes                                  12,076      7,503
Shareholders' equity                                  109,252    100,541
                                                     --------   --------
    Total Liabilities and Shareholders' Equity       $197,901   $184,283
                                                     ========   ========

PRESS RELEASE
Elcor Corporation Quarterly Results
April 16,1997
Add Four

CONDENSED STATEMENT OF CASH FLOWS
(Unaudited, $ in thousands)

                                                     For the Nine Months Ended
                                                             March 31,
                                                         1997        1996
                                                       --------    --------
CASH FLOWS FROM:
OPERATING ACTIVITIES
Net income                                             $  8,689    $  8,108
Adjustments to net income
     Depreciation and amortization                        5,937       2,655
     Reduction in value of assets                             0         558
     Deferred income taxes                                3,761       3,751
     Changes in assets and liabilities:
       Trade receivables                                   (987)     (6,800)
       Inventories                                        2,722     (10,515)
       Prepaid expenses and other                        (1,774)        192
       Accounts payable and accrued liabilities          (1,921)      4,442
                                                       --------    --------
Net cash from operating activities                       16,427       2,391
                                                       --------    --------
INVESTING ACTIVITIES
     Additions to property, plant & equipment           (13,490)    (33,233)
     Other                                                  856        (999)
                                                       --------    --------
Net cash from investing activities                      (12,634)    (34,232)
                                                       --------    --------
FINANCING ACTIVITIES
     Long-term borrowings                                (3,100)     32,000
     Dividends on common stock                           (1,846)     (1,575)
     Treasury stock transactions and other, net             211         393
                                                       --------    --------
Net cash from financing activities                       (4,735)     30,818
                                                       --------    --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS       (942)     (1,023)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR            3,744       3,731
                                                       --------    --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD             $  2,802    $  2,708
                                                       ========    ========